UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2008

CITADEL BROADCASTING CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-31740	51-0405729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

City Center West, Suite 400

7201 West Lake Mead Blvd.

Las Vegas, Nevada 89128

(Address of Principal executive offices, including Zip Code)

(702) 804-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On March 13, 2008, Citadel Broadcasting Corporation (the “Company”) entered into the First Amendment and Waiver (the “Amendment”) to the Credit Agreement, dated as of June 12, 2007, (the “Credit Agreement”) among the Company, several lenders from time to time parties thereto, JPMorgan Chase Bank N.A., as administrative agent for the lenders (the “Agent”), the syndication agents and document agents thereto.

The following is a summary of the material terms and provisions of the Amendment. This summary is qualified in its entirety by reference to the complete text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. We encourage you to read the complete Amendment and Credit Agreement in its entirety.

The Amendment permits the Company to make voluntary prepayments of the term loans under the Credit Agreement at a discount to their principal amounts on up to three occasions for a period of 90 days after the date of the Amendment. The Amendment does not obligate the Company to make any such prepayments. The Company is permitted to make voluntary prepayments of term loans in an aggregate amount for all such prepayments of up to $200,000,000, which shall not be less than $50,000,000 for the first voluntary prepayment. The procedure for any such prepayment will be as follows: (i) the Company will specify a range of acceptable discount percentages to the principal amount of term loans for any such voluntary prepayment (the “Acceptable Discounts”), (ii) lenders will then specify a discount to par for a principal amount of the term loans at which such lender is willing to permit the voluntary prepayment, and (iii) the Agent will determine, in consultation with the Company, the applicable discount for each voluntary prepayment, which will be the lower of the Acceptable Discounts at which the Company can complete voluntary prepayment and the highest Acceptable Discount specified by the Lenders that is within the range.

The Company has agreed to pay the Agent a customary fee in connection with any voluntary repurchases.

Under the Amendment, the dollar amount of the discount for any such net voluntary prepayment will reduce the amount of excess cash flow that the Company is otherwise permitted to use to make certain permitted dividend and other payments under the Credit Agreement.

The Amendment also reduces the aggregate amount of the uncommitted incremental credit facilities under the Credit Agreement from $750,000,000 to $350,000,000.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	First Amendment and Waiver, dated March 13, 2008, to the Credit Agreement, dated June 12, 2007, among Citadel Broadcasting Corporation, certain lenders, JPMorgan Chase Bank, N.A. as Administrative Agent, Bank of America, N.A. and Deutsche Bank Trust Company Americas as Syndication Agents, and Credit Suisse, Cayman Islands Branch and Wachovia Bank, National Association as Documentation Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL BROADCASTING CORPORATION
Date: March 19, 2008
	By:	/s/ Jacquelyn J. Orr
		Name:	Jacquelyn J. Orr
		Title:	General Counsel & Vice President

3